SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (date of earliest event reported)

                          MAY 20, 1997

                       Halliburton Company
     (Exact name of registrant as specified in its charter)

State or other             Commission          IRS Employer
jurisdiction               File Number         Identification
of incorporation                               Number

Delaware                     1-3492            No. 75-2677995

                       3600 Lincoln Plaza
                     500 North Akard Street
                    Dallas, Texas 75201-3391
            (Address of principal executive offices)

                 Registrant's telephone  number,
               including area code - 214/978-2600




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     INFORMATION TO BE INCLUDED IN REPORT

Item 5.   Other Events

      The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

      On May 20, 1997, registrant issued a press release entitled 1997 Shareholders' Meeting and Second Quarter Dividend pertaining, among other things, to an announcement that at registrant's annual meeting shareholders elected all ten nominees to the board of directors and ratified the appointment of Arthur Andersen LLP to audit registrant's financial statements for 1997. Shareholders also approved proposals to amend registrant's certificate of incorporation to increase the number of authorized shares of common stock and to amend and restate the 1993 stock and long-term incentive plan. Following the shareholders meeting, registrant's board of directors declared a second quarter dividend of 25 cents per share of common stock, payable June 25, 1997 to shareholders of record at the close of business June 4, 1997.

      The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

      List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c)  Exhibits.

          Exhibit 20 - Press release dated May 20, 1997.












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                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HALLIBURTON COMPANY




Date: May 20, 1997              By: /s/ Susan S. Keith
                                   ____________________________
                                     Susan S. Keith
                                     Vice President, Secretary and
                                     Corporate Counsel

























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                          EXHIBIT INDEX



Exhibit                                           Sequentially
Number              Description                   Numbered Page

   20               Press Release of
                    May 20, 1997                      5 of 5
                    Incorporated by Reference































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